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EXHIBIT 10.26

                          FIRST AMENDMENT TO SUBLEASE

          First Amendment to Sublease (this "Amendment") dated as of the 24th day of May, 1996, by and between HAYTHE & CURLEY, a New York partnership ("Lessor"), with an office at 237 Park Avenue, New York, New York 10017, and COTY INCORPORATED, a Delaware corporation ("Lessee"), with an office at 237 Park Avenue, New York, New York 10017.

                                   RECITALS:

          A. Lessor and Lessee entered into that certain Sublease (the "Sublease") dated as of August 24, 1992 relating to certain premises comprised of a portion of the nineteenth floor of the building known as 466 Lexington Avenue, New York, New York (a/k/a 237 Park Avenue, New York, New York) (the "Building") consisting of 45,055 rentable square feet and as more particularly shown hatched on the floor plan attached hereto as Exhibit A and made a part hereof (the "Existing Premises"); and

          B. Lessor and Lessee desire to amend the Sublease in the manner hereinafter provided.

                                  AGREEMENT:

          NOW, THEREFORE, for and in consideration of mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree to amend the Sublease in the following manner only:

          1. Demised Premises. Effective as of the Effective Date (as hereinafter defined), the Existing Premises shall be expanded to include a portion of the nineteenth floor of the Building previously subleased by Lessor to BUCHALTER, NEMER, FIELDS & YOUNGER, P.C., a California professional corporation ("Buchalter"), together with all common areas, as more particularly shown hatched on the floor plan attached hereto as Exhibit B and made a part hereof (the "New Premises"; the Existing Premises and the New Premises shall hereinafter collectively be referred to as the "Demised Premises"). Such expansion shall occur as of the date (the "Effective Date") which is the latest to occur of (x) the date on which Buchalter's current sublease of the New Premises is terminated, (y) the date on which Buchalter vacates the New Premises or (z) the date on which the written consent of the Prime Landlord to the subletting of the New Premises by Lessee as contemplated herein is obtained.
In the event that the Effective Date does not occur for any reason on or before July 1, 1996, Lessee shall have the right to terminate this Amendment with immediate effect. In the event that the Effective Date does not occur for any reason on or before October 1, 1996, Lessor shall have the right to terminate this Amendment with immediate effect. Upon the termination of this Amendment by either Lessee or Lessor, as set forth above, neither party shall have any obligation to the other hereunder, it being understood that any termination of this Amendment shall not affect any of the rights and obligations of the parties hereto under the Sublease. From and after the Effective Date, the Demised

Premises shall be fully subject to all of the terms and provisions of the Sublease, as amended hereby.

          2. Fixed Rent. Subject to the rent abatement provisions set forth below, from and after the Effective Date, the Fixed Rent of the Demised Premises shall be as follows:

               Period                                  Annual Fixed Rent
               ------                                  -----------------
From the Effective Date through May 15, 2000.. $1,670,507.50
From May 16, 2000 through May 15, 2003........ $1,828,200.00
From May 16, 2003 through the Expiration Date. The greater of (i) $1,828,200.00 or (ii) 90% of the Fair Market
                                               Rent, subject to the provision
                                               of Section 19(g) of the Sublease
                                               (as hereinafter amended)




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          3. Abatement of Fixed Rent and Additional Rent.

          (a) (i) all Fixed Rent, and the Additional Rent payable pursuant to
Section 5 of the Sublease, allocable to the New premises shall be abated for the first and, provided Lessee shall not have exercised its right to terminate the Sublease pursuant to Section 19 (h) thereof, thirteenth month following the Effective (the "Abatement Periods"), and (ii) the Fixed Rent allocable to the Existing Premises for the Abatement Periods shall be at the annual rate of $1,261,540.00

          (b) For the purposes hereof, the New Premises shall constitute 18,67% of the total square footage of the Demised Premises, and the Existing Premises shall constitute 81,33% of the total square footage of the Demises Premises.

          4. Lessee's Right to Terminate. Section 19 (g) of the Sublease is hereby deleted and the following is inserted in its place:

          "(g) (i) Notwithstanding anything to the contrary set forth herein and provided that Lessee is not then in default under this Sublease and that this Sublease is in full force and effect, in the event that the annual Fixed Rent for the period from the tenth anniversary of the Rent Commencement Date through the Expiration Date is finally determined to be more than $33 per rentable square feet of the Demised Premises as then constituted (it being agreed for such purposes that the Demised Premises constitute 55,400 rentable square feet as of the date hereof), Lessee shall have the right (subject to Lessor's right to override within 30 days after the date of such final determination, to terminate this Sublease effective as of the date which is the last day of the thirteenth month following the date of such final determination. All of the terms and conditions of this Sublease and the obligations of Lessee hereunder shall thereupon continue in full force and effect, except that, notwithstanding such final determination, the annual Fixed Rent shall be $33 per rentable square foot for the Demised Premises as then constituted and except that the Expiration Date shall for all purposes hereof be deemed to be the date which is the last day of the thirteenth month following the date of such final determination.

          (ii) Notwithstanding, the exercise by Lessee of the foregoing termination right, Lessor shall have the right, exercisable by notice to Lessee given within 60 days after Lessor's receipt of Lessee's termination notice, to override and render void and of no force and effect the exercise by Lessee of the foregoing termination right. All of the terms and conditions of this Sublease and the obligations of Lessee hereunder shall thereupon continue in full force and effect until the originally scheduled Expiration Date, except that , notwithstanding such final determination, the annual Fixed Rent shall be $33 per rentable square foot of the Demised Premises as then constituted (it being agreed for such purposes that the Demised Premises constitute 55,400 rentable square feet as of the date hereof)."

          5. Lessor's Right to Recapture. With respect to Section 19 of the Sublease, it is agreed that Lessor shall have the right to terminate the Sublease with regard to the entire Demised Premises or any portion thereof effective only as of May 31, 2000 or any later date throughout the term of the Sublease.

          6. Interior Stairway. With respect to that certain area located under the interior stairway connecting the nineteenth and twentieth floors of the Building (the "Interior Stairway"), it is agreed that, although the Interior Stairway shall from and after the Effective Date form a part of the Demised Premises, Lessee shall have the right to use only that portion of the Interior Stairway shown hatched on the floor plan attached hereto as Exhibit C and made a part hereof (the "Storage Area"), and subject to the following conditions:

                    (i) Access to the Storage Area may only be gained by Lessee from the nineteenth floor;
                    (ii) Lessee may use the Storage Area for storage only and
               for no other purpose;

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                    (iii) Lessee's access to the Storage Area shall be limited to trips of reasonable duration upon prior verbal notice to Lessor, at a time during ordinary business hours that is mutually convenient to the parties; and
                    (iv) Lessee's right to use the Storage Area shall at all
               times be conditioned upon its ongoing compliance with the requirement that it shall not cause any disruption to Lessor's business (including, without limitation, any excessive noise or other disturbances in Lessor's twentieth floor reception area) as a result of such use.

          7. Condition of Premises. Lessee shall accept the New Premises in their current "as is" condition. Lessor hereby represents and warrants to Lessee that, to Lessee's knowledge, the New Premises are free of asbestos as of the date hereof .

          8. Personal Property.

          (a) During the term of Lessee's sublease of the New Premises, Lessee shall have a license to use, at no additional cost, the items of furniture,

fixtures, equipment and other personal property owned by Prime Sublandlord and located in the New Premises (the "Personal Property"). The parties hereto shall confirm in writing the items comprising the Personal Property prior to the Effective Date.

          (b) Lessee shall have the right to purchase the Personal Property, or any portion thereof, in accordance with Section (d) of the Sublease.

          9. Brokerage Commission. The parties acknowledge that the sublease of the New Premises by Lessee was brought about through the efforts of Cushman & Wakefield, Inc. ("C&W") and Peter R. Friedman Ltd. ("Friedman") and Lessor shall compensate C&W and Friedman pursuant to a separate agreement between them. Each party represents and warrants to the other that it dealt with no other broker, other than Friedman and C&W, in connection with the sublease of the New Premises by Lessee, and each shall defend, indemnify and hold the other harmless from any liability or loss, including, without limitation, reasonable attorneys' fees and expenses, to any broker or salesman (other than as aforesaid) based upon an alleged breach of said representation and warranty.

          10. Assignment; Subletting. The last two lines of Section 9 (h) of the Sublease are hereby deleted and the following is inserted in their place:

          "Lessee or any ultimate subsidiary of Joh. A. Benckiser GmbH, Lessee's ultimate parent corporation."

          11. Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Sublease.

          12. Except as expressly amended hereby, the Sublease remains in full force and effect and is hereby ratified.


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          WITNESS, the hands and seals of the parties hereto as of the day and year first above written.

                                        LESSOR:  HAYTHE & CURLEY

                                        By/s/ Stephen C. Curly
                                          ---------------------------------
                                          Stephen C. Curley, a partner

                                        LESSEE:  COTY INCORPORATED

                                        By/s/ Jerry L. Abernathy
                                          ---------------------------------
                                          Jerry L. Abernathy